Umpqua Holdings Corporation 4th Quarter 2020 Earnings Conference Call Presentation January 21, 2021

Forward-looking Statements This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this investor presentation we make forward-looking statements about future credit losses under CECL and the timing and impact of Next Gen 2.0 initiatives including store consolidations and closures, the sale of Umpqua Investments, Inc. and the implementation of technology. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; whether our human digital initiatives and strategic investments result in improved customer experience, growth and increased market share; and changes in laws or regulations. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

Next Gen 2.0 - Initiative Updates 3 Balanced Growth Human Digital Operational Excellence Target: $39-$56mm NIE reduction • 50% realization in 2021, 70% in 2022, and 100% in 2023 1) Sale of Umpqua Investments: • Sale is expected to close late Q1 2021 2) Store Consolations: • Completed sale of 3 stores on 12/04/2020, bringing total 2H 2020 consolidations to 7 • Targeting total of 30-50 consolidations by year-end 2022 • Announced the planned consolidation of 12 store locations on 01/12/2021 and completion of those consolidations will be by end of Q2 2021 3) Back Office Facility Consolations: • Consolidated 4 back office facilities in Q4 2020 consisting of a reduction in ~45,000 sq. ft and $1.8mm in savings starting 1/1/2021 Activation of Talent Acquisition Strategy: • Market dislocation opportunities and positive brand awareness stemming from 2020 PPP work is creating an accelerated hiring opportunity for incremental bankers and banking teams. Commercial Fee Income Initiatives: • Positive trends emerging in fee income products including growing pipelines for Treasury Management & Payments products, record amount of commercial card usage by customers in Q4 2020, and price optimization efforts underway. Implementing nCino in Q1 2021: • Leveraging new LOS capabilities to execute on the new round of PPP. Implementation of Integrated Receivables • On track for implementation and will be available to customers in first half of 2021. Additional APIs Introduced • Will provide for more accounting package connectors with our Integrated Payments product. Upgrading Online Banking for Commercial and Business Customers • Working in client waves, we are upgrading the digital user experience for commercial customers throughout Q1 2021. Continuing to modernize the bank, advance technology initiatives, and improve operating leverage.

COVID-19 Response – Loan Deferrals 4 Summary of Current Deferrals (as of 12/31/2020): Category Current Deferrals1 Q4 2020 Total Balances Current Deferrals (%) Commercial Real Estate $133,065 $10,210,182 1.3 % Non-owner CRE 93,012 3,505,802 2.7 Owner occupied CRE 34,181 2,333,945 1.5 Multifamily 4,235 3,349,196 0.1 Construction and Development 1,637 828,478 0.2 Residential Development — 192,761 — Commercial $58,397 $6,343,857 0.9 % Term 32,770 4,024,467 0.8 Commercial LOCs 245 862,760 — (e.g. FinPac) 25,382 1,456,630 1.7 Residential $343,849 $5,696,049 6.0 % Mortgage¹ 338,669 4,559,985 7.4 Home equity loans and lines 5,180 1,136,064 0.5 Consumer & other² $1,260 $295,504 0.4 % Totals $536,571 $22,545,592 2.4 % Balances Accounts 03/ 01/ 20 03/ 31/ 20 04/ 30/ 20 05/ 31/ 20 06/ 30/ 20 07/ 31/ 20 08/ 31/ 20 09/ 30/ 20 10/ 31/ 202 0 11/ 30/ 202 0 12/ 31/ 202 0 $— $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 — 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 Deferrals Trends: Deferral Commentary: • Current deferrals as of 12/31/2020 represent $537mm or 2.4% of portfolio • Deferrals in the RRE category include repurchased delinquent GNMA loans, previously in the serviced portfolio, totaling $178mm which the bank will work with the borrowers to cure though our normal home preservation processes. • Current cure rate is approximately 87% and we continue to see positive momentum in deferral activity (e.g. borrowers resuming payments) ($'s in 000s) ($'s in 000s) Footnotes: 1. Includes RRE LHFS 2. Included Consumer & Other LHFS

Portfolios of Interest – Potential COVID-19 Impacts 5 Hospitality Air Transportation Hotels & Motels¹: • $525mm outstanding balance (2.4% of portfolio³) • Deferrals: $34mm (7%) currently on deferral • Weighted Avg. LTV: 52% • Avg. Loan Size: $2.0mm • Geographic distribution: 36% California, 31% Oregon, 25% Washington, and 9% Other • Portfolio consists of seasoned established operators and 89% of the portfolio are flagged hotel properties. Footnotes: 1. Includes NAICS code of 721110 2. Includes NAICS codes of 481111, 481112, 481211 3. PPP loans are not included in % of portfolio calculations Air Transportation and Related Companies Supporting Air Transportation²: • $132mm outstanding balance (0.6% of portfolio³) • No current deferrals in this portfolio • Avg. Loan Size: $3.8mm • Portfolio consists of scheduled freight & passenger air transportation as well as companies directly supporting the air transportation sector (e.g. engine lessors and aircraft lessors)

Portfolios of Interest – Potential COVID-19 Impacts 6 Restaurants Gaming Restaurants¹: • $132mm outstanding balance (0.6% of portfolio³) • Deferrals: $13mm (10%) currently on deferral • Avg. Loan Size: $160k • 64% of portfolio is limited service restaurants (e.g. fast food) and 26% is full-service restaurants. • Geographic distribution: 56% California, 26% Oregon, 7% Washington, 7% Nevada, and 4% Other Casinos, Casino Hotels, and Other Gambling Industries²: • $307mm outstanding balance (1.6% of portfolio³) • Deferrals: $41mm (13%) currently on deferral • Avg. Loan Size: $4.9mm • Geographic distribution: 32% California, 26% Nevada, 22% Washington, 13% Oregon, and 8% Other Footnotes: 1. Includes NAICS codes of 722410, 722511, 722513, 722514, 722515 2. Includes NAICS 721120, 713210, 713290 3. PPP loans are not included in the % of portfolio calculations

Financial Highlights Q4 2020 and FY 2020

Full Year 2020 Highlights (compared to 2019) 8 • Gross loan and lease balance growth of $583.7 million, or 3%. • Deposit balance growth of $2.1 billion, or 10%. • Net interest income decreased by $38.1 million, driven primarily by a decrease in short and long-term interest rates during the annual period which led to a decline in net interest margin. • Provision for credit losses increased by $132.3 million primarily due to the implementation of the Current Expected Credit Loss (CECL) accounting standard which uses credit models to forecast future credit losses and fully reserve for the forecasted losses as soon as weak or deteriorating economic conditions are forecasted. • Non-interest income increased by $72.2 million, driven primarily by a significant increase in net mortgage banking revenue. • Non-interest expense increased by $1.8 billion, driven by the $1.8 billion goodwill impairment that was recorded in the first quarter and higher salaries and employee benefits expense due to the significant increase in annual net mortgage banking revenue, partially offset by lower occupancy, communications, marketing, services, and other expenses. • Paid dividends of $0.84 per common share (equal to the $0.84 per share in the prior year) and repurchased 331,000 shares of common stock. • Book value decreased by 37%, or $7.31 per common share due to the aforementioned goodwill impairment, and tangible book value1 increased by 7%, or $0.82 per common share. Footnotes: 1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

Q4 2020 Highlights (compared to Q3 2020) 9 • Gross loan and lease balances decreased of $647.1 million, or 3%, partially due to processed PPP loan forgiveness, the transfer of $78.1 million in indirect auto loans to loans held for sale, and payoffs in the residential real estate and owner occupied CRE categories. • Deposit balances decreased of $47.6 million or 0.2%, partially due to the decline in brokered and personal certificates of deposits, partially offset by balance growth in non-interest bearing demand, interest bearing demand, money market, and savings products. • Net interest income increased by $18.3 million, attributable to the acceleration of PPP fees due to processed borrower forgiveness and lower costs of interest-bearing deposits. • Provision for credit losses increased by $0.4 million, driven by the continued stabilization of credit quality metrics and economic forecasts used in credit models. • Net charge-offs increased by eleven basis points to 0.35% of average loans and leases (annualized) primarily due to the previously disclosed leases within the FinPac portfolio that received applicable CARES Act relief and were not able to resume payments after the deferral period expired. • Non-interest income decreased by $8.0 million reflecting the linked quarter decline in net mortgage banking revenue, partially offset by an increase in the gain on sale of Small Business Association (SBA) loans during the period. • Non-interest expense increased by $21.1 million, primarily driven by a $12.1 million increase in compensation and benefits due to the year end true up of variable performance based incentives and deferred compensation calculations, $6.5 million in one time software impairment charges, and a $2.4 million increase in charitable contributions, partially offset by lower service expense. • Non-performing assets to total assets decreased three basis points to 0.24%. • Estimated total risk-based capital ratio of 15.6% and estimated Tier 1 common to risk weighted assets ratio of 12.3%. • Paid a quarterly cash dividend of $0.21 per common share on November 30, 2020, to shareholders of record as of November 20, 2020.

Selected Ratios

		For the year ended		For the quarter ended				
		FY 2020	FY 2019	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Performance	Return on average assets	(5.22)%	1.27 %	2.04 %	1.68 %	0.73 %	(25.82)%	1.15 %
	Return on average tangible assets	(5.30)%	1.35 %	2.04 %	1.68 %	0.73 %	(27.53)%	1.22 %
	Return on average common equity	(51.08)%	8.42 %	22.92 %	19.48 %	8.46 %	(174.94)%	7.70 %
	Return on average tangible common equity	(60.34)%	14.77 %	23.07 %	19.62 %	8.53 %	(301.30)%	13.24 %
	Efficiency ratio - consolidated	196.47 %	56.97 %	58.82 %	54.52 %	55.40 %	756.29 %	59.00 %
	Net interest margin - consolidated	3.23 %	3.71 %	3.35 %	3.08 %	3.09 %	3.41 %	3.51 %
Credit Quality	Non-performing loans and leases to loans and leases	0.31 %	0.30 %	0.31 %	0.34 %	0.32 %	0.41 %	0.30 %
	Non-performing assets to total assets	0.24 %	0.23 %	0.24 %	0.27 %	0.25 %	0.32 %	0.23 %
	Net charge-offs to average loans and leases (annualized)	0.32 %	0.29 %	0.35 %	0.24 %	0.29 %	0.41 %	0.28 %
Capital	Tangible common equity to tangible assets [1]	9.2 %	9.3 %	9.2 %	8.8 %	8.5 %	9.0 %	9.3 %
	Tier 1 common to risk-weighted asset ratio [2]	12.3 %	11.2 %	12.3 %	11.7 %	11.2 %	10.7 %	11.2 %
	Total risk-based capital ratio [2]	15.6 %	14.0 %	15.6 %	15.0 %	14.5 %	13.7 %	14.0 %

Footnotes:

1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
2. Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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Summary Income Statement 11 (in millions) FY 2020 FY 2019 Q4 2020 Q3 2020 Q2 2020 Q1 2020 Q4 2019 Net interest income before provision $882.5 $920.6 $234.9 $216.6 $212.5 $218.5 $226.8 Provision (recapture) for credit losses 204.9 72.5 — (0.3) 87.1 118.1 16.3 Net interest income after provision 677.7 848.1 234.9 216.9 125.4 100.5 210.6 Non-interest income 412.0 339.8 124.0 131.9 115.5 40.6 83.7 Non-interest expense 2,546.1 719.0 211.3 190.2 181.9 1,962.7 183.4 Income (loss) before provision for income taxes (1,456.4) 468.9 147.5 158.6 59.0 (1,821.6) 110.9 Provision (benefit) for income taxes 67.0 114.8 (3.2) 33.8 6.1 30.4 27.1 Net (loss) income ($1,523.4) $354.1 $150.7 $124.9 $52.9 ($1,851.9) $83.8 (Loss) earnings per share, diluted ($6.92) $1.60 $0.68 $0.57 $0.24 ($8.41) $0.38 For the quarter endedFor the year ended Footnotes: Tables may not foot due to rounding

Net Interest Income 12 (in m ill io ns ) (in m ill io ns ) Reported Net Interest Income $226.8 $218.5 $212.5 $216.6 $234.9 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 Adjusted Net Interest Income excluding acquired loan accretion and PPP $219.9 $214.9 $199.0 $200.0 $202.9 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Reported Net Interest Income $226.8 $218.5 $212.5 $216.6 $234.9 Accretion Related to Acquired Loans (6.9) (3.6) (3.1) (3.4) (2.8) PPP Accrued Interest (3.5) (5.1) (5.0) PPP Processing Fees (6.9) (8.1) (24.2) Adjusted Net Interest Income excluding acquired loan accretion and PPP $219.9 $214.9 $199.0 $200.0 $202.9

Net Interest Margin 13 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 MBS & CMO Premium in $ millions (Amortization)/Recapture $(6.0)mm $(2.0)mm $(9.0)mm $(7.4)mm $(5.4)mm Net NIM Impact in basis points Accretive/(Dilutive) (0.09)% (0.03)% (0.13)% (0.10)% (0.08)% NIM – MBS & CMO Premium Amortization & Recapture Details Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Reported Net Interest Margin 3.51% 3.41% 3.09% 3.08% 3.35% (Accretion) Related to Acquired Loans (0.11) % (0.06) % (0.05) % (0.05) % (0.04) % (Accretion)/Dilution Related to Net PPP Impact¹ — — 0.01% 0.03% (0.19) % Adjusted Net Interest Margin excluding acquired loan accretion and PPP 3.40% 3.35% 3.05% 3.06% 3.12 % Net Interest Margin 3.51% 3.41% 3.09% 3.08% 3.35%3.40% 3.35% 3.05% 3.06% 3.12% Reported Net Interest Margin Adjusted Net Interest Margin excluding acquired loan accretion and PPP Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 —% 1.00% 2.00% 3.00% 4.00% Footnotes: 1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees

Non-Interest Income 14 (in millions) FY 2020 FY 2019 Q4 2020 Q3 2020 Q2 2020 Q1 2020 Q4 2019 Service charges on deposit $58.6 $64.5 $16.7 $14.4 $11.8 $15.6 $16.7 Brokerage revenue 15.6 15.9 4.1 3.7 3.8 4.0 4.0 Residential mortgage banking revenue, net 270.8 101.8 79.0 90.4 83.9 17.5 34.1 Gain (loss) on sale of debt securities, net 0.2 (7.2) — — 0.3 (0.1) — Gain on equity securities, net 0.8 83.5 (0.2) (0.1) 0.2 0.8 (0.1) Gain on loan and lease sales, net 6.7 10.5 3.4 1.1 1.1 1.2 4.6 BOLI income 8.4 8.4 2.1 2.1 2.1 2.1 2.1 Other Income Commercial product revenue¹ $27.6 $39.5 $4.6 $6.6 $6.9 $9.5 $11.1 Commercial servicing revenue 2.6 2.4 0.6 0.7 0.6 0.7 0.7 Loan related fees 11.6 13.0 2.8 2.7 2.9 3.3 3.3 Misc. Income 18.6 13.5 7.0 8.6 2.6 0.3 2.3 Swap Derative Gain/(Loss) (9.4) (6.0) 4.0 1.8 (0.8) (14.3) 5.0 For the quarter endedFor the year ended Footnotes: Tables may not foot due to rounding 1. Commercial product revenue includes Merchant, Card, Swaps, Syndication, and International Banking

(In millions) Mortgage Banking 15 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Origination and Sale $35.4 $39.3 $86.8 $98.7 $83.4 Servicing 9.0 8.9 8.5 8.8 9.5 Change in fair value of MSR asset: Changes due to collection/ realization of expected cash flows over time (5.2) (5.3) (5.0) (4.9) (4.4) Changes due to valuation inputs or assumptions (5.1) (25.4) (6.4) (12.2) (9.4) Total $34.1 $17.5 $83.9 $90.4 $79.0 Residential mortgage banking revenue summary (in millions) Mortgage Banking Outlook: • Mortgage volumes remain elevated due both to refinance demand and strong purchase activity. • Purchase trends stronger year over year, driven equally by transaction count and loan size. • Margins tightening somewhat, though still wider than historical norms. • Future activity will be sensitive to the absolute level of rates, housing inventory, and affordability. Closed mortgage volume $1,396 $1,401 $2,102 $2,168 $2,074 $336 $252 $276 $246 $304 $1,060 $1,148 $1,826 $1,923 $1,769 Portfolio For Sale Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $— $500 $1,000 $1,500 $2,000 $2,500 Gain on sale margin 3.34% 3.43% 4.75% 5.13% 4.71% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% Footnotes: Tables may not foot due to rounding

Non-Interest Expense

Non-Interest Expense and Efficiency Ratio


(in millions)
756.3%
$1,962.7
$215.0
$210.0
$205.0
$200.0
$195.0
$190.0
$185.0
$180.0
$175.0
$170.0
$165.0
$160.0
$155.0
$183.4
59.0%
Goodwill Impairment ($1,785)
$181.9
55.4%
$190.2
54.5%
$211.3
58.8%
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Non-interest expense
Efficiency ratio

Non-Interest Expense Bridge

(in millions)


$190.2
$12.1
$6.5
$2.4
$1.9
$(1.8)
$211.3
Q3 Non-Interest Expense
Salaries & Benefits
Software Impairment
Charitable Contributions
Other
Home Lending Direct Exp
Q4 Non-Interest Expense

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Selected Balance Sheet 17 (in millions) Q4 2020 Q3 2020 Q2 2020 Q1 2020 Q4 2019 Total assets $29,235.2 $29,437.4 $29,645.2 $27,540.4 $28,846.8 Interest bearing cash and temporary investments 2,203.0 1,849.1 1,853.5 1,251.3 980.2 Investment securities available for sale, fair value 2,932.6 2,898.7 2,865.7 2,890.5 2,814.7 Loans and leases, gross 21,779.4 22,426.5 22,671.5 21,251.5 21,195.7 Allowance for credit losses on loans and leases (328.4) (345.0) (356.7) (291.4) (157.6) Goodwill and other intangibles, net 16.1 17.3 18.6 19.8 1,806.0 Deposits 24,622.2 24,669.8 24,844.4 22,699.4 22,481.5 Securities sold under agreements to repurchase 375.4 388.0 398.4 346.2 311.3 Borrowings 771.5 996.5 1,096.6 1,196.6 906.6 Total shareholders' equity 2,704.6 2,610.2 2,538.3 2,507.6 4,313.9 Ratios: Loan to deposit ratio 88.5% 90.9% 91.3% 93.6% 94.3 % Book value per common share $12.28 $11.85 $11.53 $11.39 $19.59 Tangible book value per common share¹ $12.21 $11.77 $11.44 $11.30 $11.39 Tangible common equity to tangible assets¹ 9.2% 8.8% 8.5% 9.0% 9.3 % Footnotes: Tables may not foot due to rounding 1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan and Deposit Growth 18 Loans and Leases (Gross)(in billions) As of Dec 31, 2020 (in billions) Total Deposits As of Dec 31, 2020 $6.4 $6.5 $7.2 $7.7 $15.3 $16.8 $17.4 $19.0 $20.4 $21.2 $21.8 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 $— $5.0 $10.0 $15.0 $20.0 $25.0 $9.4 $9.2 $9.4 $9.1 $16.9 $17.7 $19.0 $19.9 $21.1 $22.5 $24.6 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 $— $5.0 $10.0 $15.0 $20.0 $25.0 16% 11% 15% 4% 1% 18% 4% 7% 18% 5% 1% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other 39% 12% 29% 8% 12% Demand, non-interest bearing Demand, interest bearing Money market Savings Time

Loan and Lease Portfolio Repricing Schedule 19 Adjustable Rate Breakout – Q4 2020¹Loan and Leases Portfolio 28.6% 28.8% 36.1% 37.3% 37.6% 29.1% 29.6% 26.5% 26.5% 27.1% 42.3% 41.5% 37.4% 36.2% 35.3% Fixed Rate Floating Rate (monthly repricing) Adjustable (>1 month repricing) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 —% 20.0% 40.0% 60.0% 80.0% 100.0% Floating Rate Breakout – Q4 2020¹ 1 28.6% 71.3% 0.1% Prime Libor 1 Month Other 33.4% 30.6% 2.6% 20.9% 12.5% Libor 6 Month Libor 12 Month 3 Year 5 Year Other Loans At Floor: $5.0B (23% of portfolio) in Adjustable and Floating Rate loans were at their respective floor as of December 31, 2020, which is in addition to the $8.5B (38%) of fixed rate loans. Footnotes: Tables may not foot due to rounding 1. Includes Loans Held For Sale

Loan and Lease Portfolio Characteristics

Mortgage

- Represents 18% of overall portfolio
- Total delinquencies of 0.86%
- De minimis < 0.01% annualized net charge-off rate
- Average loan size of $463,000
- Average FICO of 758 and LTV of 65%

Non-owner Occupied CRE

- Represents 16% of overall portfolio
- Total delinquencies of 0.77%
- Annualized net charge-off rate of 0.03%
- Average loan size of $1.7 million
- Average LTV of 52% and DSC of 1.9

Commercial & Industrial

- Represents 22% of overall portfolio
- Total delinquencies of 0.15%
- Annualized net charge-off rate of 0.30%
- Average loan size of $289,000

Geographic Diversification



Other 12%
Portland/Vanc 13%
WA Other 6%
Southern CA 18%
OR Other 13%
Northern CA 12%
Puget Sound 15%
Bay Area 11%

Owner Occupied CRE

- Represents 11% of overall portfolio
- Total delinquencies of 0.28%
- De minimis < 0.01% annualized net charge-off rate
- Average loan size of $888,000
- Average LTV of 55%

Multifamily

- Represents 15% of overall portfolio
- Total delinquencies of 0.01%
- Annualized net charge-off rate of 0.00%
- Average loan size of $1.8 million
- Average LTV of 53% and DSC of 1.6

Lease & Equipment Finance (FinPac)

- Represents 7% of overall portfolio
- Total delinquencies of 3.88%
- Annualized net charge-off rate of 4.87%
- ~10% average yield
- Average loan size of $37,000

Footnotes:
Balances and delinquencies as of December 31, 2020. Annualized net charge-off rate for Q4 2020. LTV, FICO and Debt Service Coverage (DSC) are based on weighted average for portfolio. LTV for the Mortgage portfolio represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

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Credit Quality 21 1. P ro vi si on E xp en se ($ in m ill io ns ) N on perform ing assets to total assets Provision Expense & Non-Performing Assets to Total Assets $16.3 $118.1 $87.1 $(0.3) $— 0.23% 0.32% 0.25% 0.27% 0.24% Provision expense¹ Non Performing Assets To Total Assets Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $(20.0) $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% A C L ($ in m ill io ns ) A llow ance / Total Loans and Leases Allowance for Credit Losses $162.7 $312.3 $383.1 $369.4 $348.7 0.77% 1.47% 1.69% 1.65% 1.60% Allowance for credit losses Allowance for credit losses to total loans and leases Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $— $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% Net Charge-offs to Average Loans and Leases (annualized) 0.10% 0.20% 0.09% 0.02% 0.04% 2.72% 3.33% 3.05% 3.28% 4.87% 0.28% 0.41% 0.29% 0.24% 0.35% Umpqua Bank (ex FinPac) Fin Pac Umpqua Holding Consolidated Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% C la ss ifi ed L oa ns / To ta l L oa ns C lassified A ssets / R B C Classified Assets 0.83% 0.75% 0.68% 0.88% 0.92% 8.60% 7.60% 7.00% 8.70% 8.60% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% Footnotes: 1. Current period provision expense includes reserve for unfunded commitments (RUC) and prior period provision expenses have been restated to include reserve as well.

Current Expected Credit Loss ("CECL")

Allowance For Credit Losses ($ in 000's)

Loan Segment	9/30/2020[3]	Q4 2020 Net Charge-offs	Reserve build	12/31/2020[3]	% of loans and leases outstanding
Commercial	$57,039	($988)	($3,886)	$52,165	1.07 %
Lease & Equipment Finance	$109,520	($17,885)	$9,254	$100,889	6.93 %
CRE	$154,483	($867)	$3,454	$157,070	1.54 %
Residential/Home Equity	$36,713	$661	($7,749)	$29,625	0.59 %
Consumer	$11,600	($673)	($1,989)	$8,938	4.11 %
Total	**$369,355** [1]	**($19,752)**	**($916)**	**$348,687** [2]	**1.60 %**
% of loans and leases outstanding	**1.65 %**			**1.60 %**	
% of loans and leases outstanding – ex PPP loans	**1.81 %**			**1.74 %**	

CECL Notes:

- Used Moody's November Baseline economic forecast
- Key Components of the Moody's economic forecast include:
  - Includes GDP average annualized growth of 4% in 2021
  - Unemployment rate of 6.9% as of year end with a return to < 5% unemployment by Q2 2023
  - Includes a $1.5 trillion fiscal stimulus in early 2021

Footnotes:

1. Total includes $24.3 mm for *Reserve for Unfunded Commitments* included in Other Liabilities on the balance sheet
2. Total includes $20.3 mm for *Reserve for Unfunded Commitments* included in Other Liabilities on the balance sheet
3. Totals do not include an allowance on accrued interest and fees related to loans currently on deferral due to COVID-19

22

Capital Management 23 • All regulatory capital ratios¹ remained in excess of well-capitalized and internal policy limits • Focused on prudently managing capital ◦ Excess capital at the bank level is approximately $558mm. Holding company ratios are shown below. • Paid a quarterly cash dividend of $0.21 per common share on November 30, 2020 to shareholders of record as of November 20, 2020. 1. Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. 2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%) 3.“Excess” Capital defined as capital above thresholds defined above internal policy limits 9.2% 9.0% 12.3% 12.3% 15.6% 5.0% 7.0% 8.5% 10.5% 6.0% 1.5% 2.0% 0.5% 1.5% 3.2% 2.5% 3.3% 3.3% 3.6% Capital Threshold² In-House Policy Floor "Excess" Capital³ Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Footnotes:

Appendix – Non GAAP Reconciliation

Non-GAAP Reconciliation – Tangible Book Value 25 (In thousands, except per share data) Dec 31, 2020 Sep 30, 2020 Jun 30, 2020 Mar 31, 2020 Dec 31, 2019 Total shareholders' equity $2,704,577 $2,610,244 $2,538,339 $2,507,611 $4,313,915 Subtract: Goodwill 2,715 2,715 2,715 2,715 1,787,651 Other intangible assets, net 13,360 14,606 15,853 17,099 18,346 Tangible equity - common $2,688,502 $2,592,923 $2,519,771 $2,487,797 $2,507,918 Total assets $29,235,175 $29,437,441 $29,645,248 $27,540,382 $28,846,809 Subtract: Goodwill 2,715 2,715 2,715 2,715 1,787,651 Other intangible assets, net 13,360 14,606 15,853 17,099 18,346 Tangible assets $29,219,100 $29,420,120 $29,626,680 $27,520,568 $27,040,812 Common shares outstanding at period end 220,226 220,222 220,219 220,175 220,229 Total shareholders' equity to total assets ratio 9.25% 8.87% 8.56% 9.11% 14.95 % Tangible common equity ratio 9.20% 8.81% 8.51% 9.04% 9.27 % Book value per common share $12.28 $11.85 $11.53 $11.39 $19.59 Tangible book value per common share $12.21 $11.77 $11.44 $11.30 $11.39

Thank You